Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Brooge Energy Limited of our report dated April 5, 2021 relating to the consolidated financial statements as of December 31, 2020 and for the year ended December 31, 2020 which appears in Brooge Energy Limited’s Amendment No. 1 to the Annual Report on Form 20-F/A for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers
Dubai, United Arab Emirates
April 19, 2021